Exhibit 10.1

Limited Waiver and

Sixth Amendment to

Loan Agreement

Borrowers:Xtera Communications, Inc.

Azea Networks, Inc.

Neovus, Inc.

Xtera Asia Holdings, LLC

Effective Date:July 31, 2016

This Limited Waiver and Sixth Amendment to Loan Agreement (this “Amendment”) is entered into between Pacific Western Bank (“Lender”) and, jointly and severally, the borrowers named above (collectively referred to herein as “Borrower”).

The parties hereto agree to amend the Loan and Security Agreement between Borrower and Lender (as successor in interest by merger to Square 1 Bank), dated January 16, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), and Lender agrees to waive certain Events of Default thereunder, as follows, effective as of the date hereof, unless otherwise indicated below, subject to the Condition Precedent and the terms and conditions set forth below.  Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.

Limited Waiver.  Borrower acknowledges and agrees that (i) Borrower received from Callidus Capital (“Callidus”) a Commitment Document, as defined in Section 5 of the Schedule, in the subsection titled “Cash Infusion to Parent”, (ii) Callidus has revoked such Commitment Document, (iii) the effective Consummation Deadline, as defined in Section 5 of the Schedule, has become a date after July 31, 2016 and (iv) such revocation by Callidus and change in Consummation Deadline each constitute an Event of Default (the “Specified Defaults”).

Lender hereby waives the Specified Defaults.  Such waiver does not constitute any of the following: (i) a waiver of Borrower’s obligation to meet the covenant referenced above at any other date; (ii) a waiver of any other term or provision of any of the Loan Documents; or (iii) an agreement to waive in the future the covenant referenced above, or any other term or provision of any of the Loan Documents.

1.Success Fee.  That portion of Section 3 of the Schedule which currently reads:

“Success Fee I:	A fee in the amount of $150,000 (‘Success Fee I’), due and payable immediately upon occurrence of any event in connection with which Borrower receives or shall receive cash

   Pacific Western BankLimited Waiver and Sixth Amendment to Loan Agreement

proceeds in an amount sufficient to pay all then-outstanding Indebtedness to Lender (each a ‘Sufficient Cash Infusion Event’), including without limitation: (i) a Sale of Parent; (ii) any Sale of a Subsidiary; (iii) a Change in Control; or (iv) the issuance to any Person(s) of equity and/or debt securities of Parent. Notwithstanding the foregoing, the amount of Success Fee I shall be reduced to:

(a)	$50,000, if the Obligations are repaid on or before May 31, 2016; and

(b)	$100,000, if the Obligations are repaid after May 31, 2016, but on or before June 30, 2016.

The obligations set forth in this paragraph shall survive any termination of the Loan Agreement.

Success Fee II:	A fee in the amount of $100,000, which shall be (i) in addition to Success Fee I, and (ii) due and payable immediately upon the occurrence of any Sufficient Cash Infusion Event.”

is hereby amended to read:

“Success Fee I:

A fee in the amount of $150,000 (‘Success Fee I’), which shall be (i) in addition to Success Fee II and Success Fee III, and (ii) due and payable immediately upon occurrence of any Sufficient Cash Infusion Event.

Success Fee II:

A fee in the amount of $100,000 (‘Success Fee II’), which shall be (i) in addition to Success Fee I and Success Fee III, and (ii) due and payable immediately upon occurrence of any Sufficient Cash Infusion Event.

Success Fee III:

A fee in the amount of $100,000 (‘Success Fee III’), which shall be (i) in addition to Success Fee I and Success Fee II, and (ii) due and payable immediately upon the occurrence of any Sufficient Cash Infusion Event.

   Pacific Western BankLimited Waiver and Sixth Amendment to Loan Agreement

Notwithstanding the foregoing, the amount of Success Fee III shall be reduced to $0.00 if all of the Obligations are repaid on or before August 17, 2016.

For the purposes of this Agreement, a ‘Sufficient Cash Infusion Event’ means any event in connection with which Borrower receives or will receive cash proceeds in an amount sufficient to pay all then-outstanding Indebtedness of Borrower to Lender, including without limitation: (i) a Sale of Parent; (ii) any Sale of a Subsidiary; (iii) a Change in Control; or (iv) the issuance to any Person(s) of equity and/or debt securities of Parent.

The obligations set forth in this paragraph shall survive any termination of the Loan Agreement.”

2.Maturity Date.  Section 4 of the Schedule is hereby amended in its entirety to read as follows:

“4.  Maturity Date

(Section 6.1)	September 1, 2016.”

3.Condition Precedent.  This Amendment is conditioned upon and shall only be and become effective upon Lender’s receipt of evidence satisfactory to Lender (such receipt being referred to in this Amendment as the “Condition Precedent”) that Borrower and Horizon have each agreed that until all of the Obligations have been indefeasibly paid in full, and the Loan Documents have been terminated, Borrower shall not make any payments of any Indebtedness owing to Horizon, and Horizon shall not accept any payments of any Indebtedness owing from Borrower, other than regularly schedule payments of interest only.  Until Lender has received such evidence, none of the terms or provisions of this Amendment shall be effective or enforceable by any party hereto.

4.Fee. [Intentionally omitted.]

5.Representations True. Borrower represents and warrants to Lender that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct as if made on the date hereof.

6.No Waiver. Nothing herein constitutes a waiver of any default or Event of Default under the Loan Agreement or any other Loan Documents, whether or not known to Lender, except as set forth in Section 1 above.

7.General Release.  In consideration for Lender entering into this Amendment, Borrower hereby irrevocably releases and forever discharges Lender, and its successors, assigns,

   Pacific Western BankLimited Waiver and Sixth Amendment to Loan Agreement

agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, participants, and each of them, from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, known and unknown, which Borrower now has or at any time may hold, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the date of this Amendment (collectively, the “Released Claims”). Borrower hereby irrevocably waives the benefits of any and all statutes and rules of law to the extent the same provide in substance that a general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release. Borrower represents and warrants that it has not assigned to any other Person any Released Claim, and agrees to indemnify Lender against any and all actions, demands, obligations, causes of action, decrees, awards, claims, liabilities, losses and costs, including but not limited to reasonable attorneys' fees of counsel of Lender’s choice and costs, which Lender may sustain or incur as a result of a breach or purported breach of the foregoing representation and warranty.

8.General Provisions.  Borrower hereby ratifies and confirms the continuing validity, enforceability and effectiveness of the Loan Agreement and all other Loan Documents. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Lender and Borrower, and all other written documents and agreements between Lender and Borrower, set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof.  Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Lender and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.  Without limiting the generality of the foregoing, the provisions of all subsections of Section 9 of the Loan Agreement (titled “General Provisions”), including without limitation all provisions relating to governing law, venue, jurisdiction, dispute resolution, and the waiver of the right to a jury trial, shall apply equally to this Amendment, and the same are incorporated herein by this reference.

[Signatures on Following Page]

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   Pacific Western BankLimited Waiver and Sixth Amendment to Loan Agreement

Borrower: Xtera Communications, Inc. By: /s/ Jon R. Hopper Title: Chief Executive Officer	Borrower: Azea Networks, Inc. By: /s/ Jon R. Hopper Title: Chief Executive Officer
Borrower: Neovus, Inc. By: /s/ Jon R. Hopper Title: Chief Executive Officer	Borrower: Xtera Asia Holdings, LLC By: /s/ Jon R. Hopper Title: Chief Executive Officer
Lender: Pacific Western Bank By: /s/ Jim Duncan Title: SVP

[Signature Page – Limited Waiver and Sixth Amendment to Loan Agreement]